EXHIBIT 10.13

FIFTH AMENDMENT TO ASSET PURCHASE AGREEMENTS
THIS FIFTH AMENDMENT TO ASSET PURCHASE AGREEMENTS (this “Amendment”) is entered into as of November 11, 2016 by and among HANNIE DEVELOPMENT, INC., a Louisiana business corporation (“Rosewood Seller”), CEDAR CREST, LLC, a Louisiana limited liability company (“Cedar Crest Seller”, and collectively with Rosewood Seller, “Seller”) and SENIORS INVESTMENTS II, LLC a Delaware limited liability company (“Buyer”).
WHEREAS, Rosewood Seller and Buyer previously entered into that certain Asset Purchase Agreement (the “Original Rosewood Agreement”, and as amended from time to time, the “Rosewood Agreement”) dated as of March 31, 2016 with respect to certain premises commonly known as “Rosewood Retirement & Assisted Living” located in the City of Lafayette, Louisiana, more particularly described on Schedule 3.1(a) to the Rosewood Agreement (the “Rosewood Property”).
WHEREAS, Cedar Crest Seller and Buyer previously entered into that certain Asset Purchase Agreement (the “Original Cedar Agreement”, and as amended from time to time, the “Cedar Agreement”, and collectively with the Rosewood Agreement, the “Agreements”) dated as of March 31, 2016 with respect to certain premises commonly known as “Cedar Crest Personal Memory Living” located in the City of Lafayette, Louisiana, more particularly described on Schedule 3.1(a) to the Cedar Agreement.
WHEREAS, pursuant to those certain Second Amendments to Asset Purchase Agreements (the “Second Amendments”), each dated as of June 24, 2016, by and between each applicable Seller and Buyer, the parties agreed that Seven Thousand Five Hundred Dollars ($7,500) of each Deposit (the “First Non-Refundable Portions”) was deemed non-refundable to Buyer from and after June 24, 2016, subject to certain limitations more particularly described in the Second Amendments.
WHEREAS, pursuant to those certain Third Amendments to Asset Purchase Agreements (the “Third Amendments”), each dated as of August 4, 2016, by and between each applicable Seller and Buyer, the parties agreed (i) to release to Seller the First Non-Refundable Portions and (ii) the amount of Seventeen Thousand Five Hundred Dollars ($17,500) (the “Second Non-Refundable Portion”), which amount constituted the remainder of each Deposit funded by Buyer as of August 4, 2016, would be deemed non-refundable to Buyer from and after August 4, 2016, except in the event of a Seller breach or default under the Agreements or a failure to occur of any of Buyer’s Closing Conditions.
WHEREAS, that certain Phase I Environmental Site Assessment Report dated October 31, 2016, Project No. 16-173262.1, prepared by Partner Engineering and Science, Inc. with respect to the Rosewood Property reports certain potential mold growth under the return air plenum in Unit 615, and certain bathroom sinks.
WHEREAS, the parties desire to make certain modifications to the Agreements as are more particularly described herein.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:
1.    Defined Terms. All capitalized terms used and not defined herein shall have the meanings given to them in the applicable Agreement.
2.    Rosewood Agreement.
A.    Due Diligence. Without limiting or otherwise altering any rights of the parties under the Rosewood Agreement, Buyer hereby waives its right to terminate the Rosewood Agreement pursuant to Section 12.1 thereof, provided that notwithstanding the expiration of the Study Period or anything to the contrary contained in the Original Rosewood Agreement, Buyer shall have the right to terminate the Rosewood Agreement and have the applicable Deposit (other than the First Non-Refundable Portion) returned until such time as the Mold Remediation Condition (as defined herein) has been satisfied.
B.    Remediation of Mold Issue. A new Section 13.1(s) is hereby added to the Rosewood Agreement which reads in its entirety as follows (and the effect of which is to add the following as an additional “Buyer’s Closing Condition” as defined in the Rosewood Agreement:
“Buyer shall have confirmed, in its sole discretion, satisfactory remediation of certain potential mold growth under the return air plenum in Unit 615, and certain bathroom sinks (the “Mold Issue”) disclosed by that certain Phase I Environmental Site Assessment Report dated October 31, 2016, Project No. 16-173262.1, prepared by Partner Engineering and Science, Inc. (the “Initial Mold Remediation Condition”). In furtherance thereof, Buyer shall promptly send a consultant (“Buyer’s Environmental Consultant”) to the Property to investigate the scope of required remediation with respect to the Mold Issue. The results of this additional investigation by Buyer’s Environmental Consultant (the “Subsequent Mold Remediation Condition” and together with the Initial Mold Remediation Condition, the “Mold Remediation Condition”) shall be provided to Seller, and Seller shall thereafter take such remediation actions as are recommended by Buyer’s Environmental Consultant. Upon the completion of such remediation actions, Buyer and Buyer’s Environmental Consultant shall re-inspect the applicable portions of the Property to confirm that the remediation of the Mold Issue has been completed to Buyer’s satisfaction. Upon Buyer’s confirmation of satisfaction of the Mold Remediation Condition, Buyer shall provide written notice of the same to Seller (the “Mold Remediation Approval Notice”).”
C.    Closing Date. Closing shall occur on the later of (i) ten (10) days after Seller’s receipt from Buyer of the Mold Remediation Approval Notice or (ii) November 30, 2016. On or after February 1, 2017, if the Closing has not occurred and the Mold Remediation Condition has not yet been satisfied or otherwise waived by Buyer, then Buyer shall have the right, exercisable by written notice to Rosewood Seller and the Escrow Agent, to terminate the Rosewood Agreement for a failure of the Mold Remediation Condition. Upon issuance by Buyer of such notice, the Escrow Agent shall automatically return to the Buyer the Deposit

(other than the applicable First Non-Refundable Portion and Second Non-Refundable Portion). Notwithstanding anything in the Rosewood Agreement to the contrary, in the event Buyer terminates the Rosewood Agreement for a failure of the Mold Remediation Condition, the Second Non-Refundable Portion shall be deemed non-refundable to Buyer; provided, however, for the avoidance of doubt, the Second Non-Refundable Portion shall remain refundable to Buyer in the event of a failure to occur of any other Buyer Closing Condition or a Seller breach or default under the Rosewood Agreement.
3.    Cedar Crest Agreement.
A.    Due Diligence. Without limiting or otherwise altering any rights of the parties under the Cedar Agreement, Buyer hereby waives its right to terminate the Cedar Crest Agreement pursuant to Section 12.1 thereof, provided that notwithstanding the expiration of the Study Period or anything to the contrary contained in the Original Cedar Agreement, Buyer shall have the right to terminate the Cedar Agreement and have the applicable Deposit (other than the First Non-Refundable Portion) returned until such time as the Rosewood Mold Remediation Condition (as defined herein) has been satisfied.
B.    Remediation of Mold Issue. A new Section 13.1(s) is hereby added to the Cedar Agreement which reads in its entirety as follows (and the effect of which is to add the following as an additional “Buyer’s Closing Condition” as defined in the Cedar Agreement:
“Buyer shall have issued to Rosewood Seller, Buyer’s Mold Remediation Approval Notice (as defined in the Rosewood Agreement) (the “Rosewood Mold Remediation Condition”).”
C.    Closing Date. Closing shall occur on the later of (i) ten (10) days after Rosewood Seller’s receipt from Buyer of the Mold Remediation Approval Notice or (ii) November 30, 2016. On or after February 1, 2017, if the Closing has not occurred and the Rosewood Mold Remediation Condition has not yet been satisfied or otherwise waived by Buyer, then Buyer shall have the right, exercisable by written notice to Cedar Seller and the Escrow Agent, to terminate the Cedar Agreement for a failure of the Rosewood Mold Remediation Condition. Upon issuance by Buyer of such notice, the Escrow Agent shall automatically return to the Buyer the Deposit (other than the applicable First Non-Refundable Portion and Second Non-Refundable Portion). Notwithstanding anything in the Cedar Agreement to the contrary, in the event Buyer terminates the Cedar Agreement for a failure of the Rosewood Mold Remediation Condition, the Second Non-Refundable Portion shall be deemed non-refundable to Buyer; provided, however, for the avoidance of doubt, the Second Non-Refundable Portion shall remain refundable to Buyer in the event of a failure to occur of any other Buyer Closing Condition or a Seller breach or default under the Cedar Agreement.
4.    Except as expressly modified hereby, the Agreements are hereby ratified and shall remain in full force and effect, enforceable in accordance with its terms.”
5.    This Amendment may be executed in multiple counterparts, which taken together shall constitute one and the same instrument, and executed counterparts may be delivered via facsimile or e-mail, the parties agreeing to be bound by such delivery.

6.    In the event of any inconsistency between this Amendment and the Agreements, the terms of this Amendment shall govern.

This Amendment has been executed as of the date and year first above written.

BUYER:

Seniors Investments II, LLC
a Delaware limited liability company

By:	/s/ Carl Mittendorff
Name:	Carl Mittendorff
Title:	Sole Member

ROSEWOOD SELLER:

Hannie Development, Inc.
a Louisiana business corporation

By:	/s/ Maurice Hannie
Name:	Maurice Hannie
Title:	President

CEDAR SELLER:

Cedar Crest, LLC
a Louisiana limited liability company

By:	/s/ Maurice Hannie
Name:	Maurice Hannie
Title:	Managing Member

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